Exhibit 23.12

CONSENT OF QUALIFIED PERSON

Albert Thamm, F.Aus.IMM in connection with Allkem Livent PLC’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “SEC Technical Report Summary, Mt Cattlin” (the “Technical Report Summary”), with an effective date of June 30, 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Item 1300 (Definitions) of Regulations S-K 1300 promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

I am responsible for authoring or co-authoring, and this consent pertains to, the following sections of the Technical Report Summary:
Section 1: Executive Summary (co-author)
Section 2: Introduction (co-author)
Section 3: Property Description
Section 4: Accessibility, Climate, Local Resources, Infrastructure, and Physiography,
Section 5: History
Section 6: Geological setting and Mineralization
Section 7: Exploration
Section 8: Sample preparation, analyses and security
Section 9: Data verification
Section 10: Mineral Processing and Metallurgical Testing (co-author)
Section 11: Mineral Resource Estimates
Section 15: Infrastructure
Section 17: Environmental studies, Permitting and Social and Community Impact
Section 20: Adjacent Properties
Section 21 Other relevant data and information
Section 22: Interpretation and Conclusions (co-author)
Section 23: Recommendations (co-author)
Section 24: References (co-author)
Section 25: Reliance on other experts (co-author)

I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated September 26, 2023

/s/ Albert Thamm F.Aus.lMM
Albert Thamm F.Aus.lMM